Exhibit 99.1

Indaptus Therapeutics Provides Clinical Update

Decoy20 monotherapy induces Partial Response in patient with urothelial cancer and liver metastases

Decoy20 combination with PD-1 inhibitor, tislelizumab, demonstrates safety profiles consistent with each agent

NEW YORK (September 4, 2025) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announces recent updates for the ongoing INDP-D101 clinical trial.

“We currently have completed the monotherapy portion of our trial and have initiated seven patients in our initial cohort of combination therapy with tislelizumab, BeOne’s anti PD-1 monoclonal antibody. We are encouraged to report a patient in our monotherapy study who previously received an anti-PD-1 therapy had a clear reduction in size of liver metastases, consistent with a Partial Response. Unfortunately, there was evidence of disease progression at the next scheduled imaging and the patient discontinued the study,” said Dr. Roger Waltzman, Chief Medical Officer. “However, the investigator believes the therapy provided clinical benefit for the patient over that 4-month period.

“Additionally, we have dosed 7 patients in the combination therapy initial safety cohort. Of the first three evaluable patients, one patient had stable disease at the first assessment, and the other two patients had disease progression. We continue to dose additional patients and will report their results in the coming weeks,” concluded Dr. Waltzman.

Jeffrey Meckler, Indaptus Therapeutics’ Chief Executive Officer, commented, “We continue to progress our Decoy platform in the clinic to better understand this potential breakthrough therapy in combination with BeOne’s tislelizumab.

“On the financial front, we raised approximately $5.7 million in gross proceeds through the sale of convertible promissory notes and accompanying warrants. In July 2025, the notes were converted into common stock and pre-funded warrants, which strengthens our balance sheet. We remain focused on disciplined execution and look forward to sharing initial combination trial data later this year,” added Mr. Meckler.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas, pancreatic and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product candidate, with associated “cold” to “hot” tumor inflammation signature transition. The Decoy platform has also been shown to induce activation, polarization or maturation of human macrophages, dendritic, NK, NKT, CD4 T and CD8 T cells in vitro. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product candidate. Indaptus’ Decoy product candidates have also produced meaningful single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, the sufficiency of our cash and cash equivalents to fund our ongoing activities and our expectations and plans regarding our Phase 1 clinical trial of Decoy20 and our combination study and the anticipated effects of our product candidates, including Decoy20. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2025, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR

Louie Toma

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